UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 14, 2010

COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-04329	344297750
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 20, 2010, Cooper Tire & Rubber Company (the "Company") announced that an agreement has been reached to increase the Company’s ownership in its affiliated Mexico operations.  The Company will increase its percentage ownership position in Corporacion de Occidente SA de CV (“Occidente”) from 38 percent to 58 percent and its percentage ownership position in Cooper Tire & Rubber Company de Mexico SA de CV (“Cooper Mexico”) from 50 percent to approximately 100 percent.  The costs to increase its ownership interests in both Occidente and Cooper Mexico is currently valued at approximately $22 million.  As a result of the increased ownership position, which is currently expected to be effective January 1, 2011, Occidente and Cooper Mexico will be fully consolidated into the Company’s 2011 financial results.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Exhibit Description

99.1	Press Release, dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:
Name: Jack Jay McCracken
Title: Assistant Secretary

Date:  December 20, 2010

Exhibit Index

Exhibit
Number	Exhibit Description

99.1	Press Release, dated December 20, 2010